EXHIBIT (a)(1)(f)


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

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                                                            GIVE THE SOCIAL SECURITY NUMBER OR EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                   IDENTIFICATION NUMBER OF--
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 1.       An individual                                     The individual
 2.       Two or more individuals (joint account)           The actual owner of the account or, if
                                                            combined
                                                            funds, the first individual on the account(1)

 3.       Husband and wife (joint account)                  The actual owner of the account or, if
                                                            combined funds, the first spouse on the
                                                            account (1)
 4.       Custodian account of a minor (Uniform             The minor(2)
          Gift to Minors Act)
 5.       Adult and minor (joint account)                   The adult or, if the minor is the only
                                                            contributor, the minor(1)
 6.       Account in the name of guardian or                The ward, minor, or incompetent person(3)
          committee for a designated ward,
          minor, or incompetent person

 7.       (a) The usual revocable savings trust account     The grantor-trustee(1)
          (grantor is also trustee)
          (b) So-called trust account that is not a legal   The actual owner(1)
          or valid trust under State law

 8.       Sole proprietorship                               The owner(4)

 9.       A valid trust, estate, or pension trust           The legal entity (do not furnish the taxpayer
                                                            identifying number of the personal
                                                            representative or trustee unless the legal
                                                            entity itself is not designated in the account
                                                            title.)(5)
 10.      Corporate                                         The corporation

 11.      Religious, charitable, or educational             The organization
          organization
 12.      Association, club, or other tax-exempt            The organization
          organization
 13.      Partnership (account held in the name of          The partnership
          the business)
 14.      A broker or registered nominee                    The broker or nominee
 15.      Account with the Department of Agriculture in     The public entity
          the name of a public entity (such as a State or
          local government, school district, or prison)
          that  receives agricultural program payments
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 (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
 (2) Circle the minor's name and furnish the minor's social security number.
 (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
 (4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).
 (5) List first and circle the name of the legal trust, estate, or pension trust.

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER                                           PRIVACY ACT NOTICE-Section  6109 requires you to furnish
If you do not  have a taxpayer identification number         your correct TIN to persons who must file information
("TIN") or you do not know your number, obtain  Form         returns with the IRS to report interest, dividends, and
SS-5, Application for a Social Security Number Card,         certain other income paid to you, mortgage interest you
or Form SS-4, Application for Employer Identification        paid, the acquisition or abandonment of secured
Number, at the local office of the Social Security           property, or contributions you made to an IRA. The IRS
Administration or the Internal Revenue Service ("IRS")      uses the  numbers for identification purposes and to
and apply for a number.                                      help verify the accuracy of your tax return. Payers
                                                             must generally withhold at variable rates on any
PAYEES EXEMPT FROM BACKUP WITHHOLDING                        payments made to a payee who does not furnish a TIN to a
                                                             payer. Certain penalties may also apply.
Payees  specifically  exempted from backup withholding
on ALL payments include the following:                       PENALTIES
                                                             (1) PENALTY  FOR  FAILURE TO FURNISH  TIN--If you fail to
o    A corporation.                                          furnish your TIN to a payer, you are subject to a
o    A financial institution.                                penalty of $50 for each such failure unless your
o    An  organization  exempt  from tax  under  Section      failure is due to reasonable cause and not to willful
     501(a) or an individual retirement plan.                neglect.
 o   The United States or any agency or instrumentality
      thereof.                                               (2) CIVIL  PENALTY FOR FALSE INFORMATION WITH RESPECT
o    A State, the District of Columbia, a possession         TO  WITHHOLDING--If you make a false statement with no
     of the United  States, or any subdivision or            reasonable basis which results in no imposition of
     instrumentality thereof.                                backup withholding, you are subject to a penalty of  $500.
o    A foreign government,  a political  subdivision of
     a foreign government, or any agency or
     instrumentality thereof.                                (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully
o    An  international organization or any agency or         falsifying certifications or affirmations may subject you
     instrumentality thereof.                                to criminal penalties including fines and/or imprisonment.
o    A registered dealer in securities or commodities
     registered in the U.S. or a possession of the U.S.
o    A real estate investment trust.                         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
o    A common trust fund operated by a bank under            OR THE IRS.
     Section 584(a).
o    An exempt charitable remainder trust or a non-exempt
     trust described in Section 4947(a)(1).
o    An entity registered at all times under the Investment
     Company Act of 1940.
o    A foreign central bank of issue.
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     Exempt payees described above nevertheless should file
Form W-9 to avoid possible erroneous backup withholding.
FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE
"EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE
PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE
DIVIDENDS, ALSO SIGN AND DATE THE FORM.
Certain payments other than interest, dividends, and
patronage dividends that are not subject to information
reporting are also not subject to backup withholding. For
details, see the Treasury regulations under Sections 6041,
6041A, 6045, 6050A. (All "Section" references herein are to
the Internal Revenue Code of 1986, as amended.)